Exhibit 21

Subsidiaries of SBA Communications Corporation

Name	Relationship	Jurisdiction

SBA Telecommunications, LLC	100% owned by SBA Communications Corporation	Florida

SBA Senior Finance, LLC	100% owned by SBA Telecommunications, LLC	Florida

SBA Guarantor, LLC	100% owned by SBA Holdings, LLC	Delaware

SBA Monarch Towers I, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Infrastructure, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Properties, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Structures, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Sites, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA 2012 TC Assets, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Towers IV, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Towers VII, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Towers V, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Senior Finance II, LLC	100% owned by SBA Senior Finance, LLC.	Florida

SBA Network Management, Inc.	100% owned by SBA Senior Finance II, LLC	Florida

SBA Puerto Rico, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Towers III, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Towers, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Site Management, LLC	100% owned by SBA Towers, LLC	Florida

SBA Towers II, LLC	100% owned by SBA Towers, LLC	Florida

SBA Torres Panama, S.A.	100% owned by Panama Shareholder, LLC	Panama

SBA Torres Brasil Limitada	100% owned by SBA Holdings e Participacoes LTDA	Brazil

Brazil Shareholder I, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Towers IX, LLC	100% owned by SBA Senior Finance II, LLC	Delaware

SBA New Builds, LLC	100% owned by SBA Telecommunications, LLC	Florida

As of December 31, 2022, SBA Communications Corporation owned, directly or indirectly, 161 additional subsidiaries, 84 of which are incorporated in U.S. jurisdictions and 77  of which are organized in foreign jurisdictions. These subsidiaries, in the aggregate as a single subsidiary, would not constitute a “Significant Subsidiary” as defined in Rule 405 under the Securities Act as of December 31, 2022.